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Exhibit 99.1

Alaska Communications Systems Announces Closing of Underwriters' Exercise of Over-Allotment Option

ANCHORAGE, Alaska—(BUSINESS WIRE)—March 2, 2005—Alaska Communications Systems Group, Inc. ("ACS") (NASDAQ: ALSK) today announced the closing of the previously announced exercise of an over-allotment option in part. The underwriters of ACS' public offering of shares of its common stock, which was consummated on February 1, 2005, purchased an additional 1,073,530 shares of common stock from ACS. The company received total net proceeds from the sale of such additional shares, after payment of underwriting discounts, of approximately $8,668,755. ACS plans to use the net proceeds from the sale of additional shares for capital expenditures and general business purposes.

J.P. Morgan Securities Inc., CIBC World Markets Corp. and Banc of America Securities LLC acted as joint book-running managers of the equity offering. Copies of the final prospectus relating to the equity offering may be obtained from J.P. Morgan Securities Inc., 277 Park Avenue, New York, New York 10172.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of any securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Safe Harbor Statement

Statements about future results and other expectations constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and the current economic environment. The company cautions that these statements are not guarantees of future performance. Actual results may differ materially from those expressed or implied in the forward-looking statements. A number of factors in addition to those discussed herein could cause actual results to differ materially from expectations. The company's financial planning is affected by business and economic conditions and changes in customer order patterns. Any projections are inherently subject to significant economic and competitive uncertainties and contingencies, many of which are beyond the control of ACS. Important assumptions and other important factors, including risk factors, which could cause actual results to differ materially from those in the forward-looking statements, are specified in the company's Form 10-K for the year ended December 31, 2003 and other filings with the SEC. The company undertakes no obligation to update forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:

Alaska Communications Systems
Mary Ann Pease, 907-297-3000
 mpease@acsalaska.com

        or

Lippert/Heilshorn & Associates (for ACS Investors)
Kirsten Chapman, 415-433-3777
David Barnard, 415-433-3777
 david@lhai-sf.com

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  Exhibit 99.1